Exhibit 99.1

NEWS RELEASE

Contacts:
MSC Income Fund, Inc.
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Cory E. Gilbert, CFO, cgilbert@mainstcapital.com
713-350-6000
Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

MSC INCOME FUND ANNOUNCES
2024 FOURTH QUARTER AND ANNUAL RESULTS
Fourth Quarter 2024 Net Investment Income of $0.35 Per Share
Net Asset Value of $15.53 Per Share
HOUSTON, March 19, 2025 – MSC Income Fund, Inc. (NYSE: MSIF) (“MSC Income”) is pleased to announce its financial results for the fourth quarter and full year ended December 31, 2024. Unless otherwise noted or the context otherwise indicates, the terms the “Company” and the “Fund” refer to MSC Income and its consolidated subsidiaries.
Fourth Quarter 2024 Highlights(1)
•Net investment income of $14.2 million (or $0.35 per share)
•Total investment income of $33.5 million
•Net increase in net assets resulting from operations of $20.5 million (or $0.51 per share)
•Return on equity(2) of 13.2% on an annualized basis
•Net asset value of $15.53 per share as of December 31, 2024, representing an increase of $0.15 per share, or
1.0%, compared to $15.38 per share as of September 30, 2024
•Declared regular quarterly dividends totaling $0.36 per share payable in the first quarter of 2025, representing a 2.9% increase from the regular quarterly dividends paid in the first quarter of 2024
•Completed $29.5 million in total private loan portfolio investments, which after aggregate repayments of private loan portfolio debt investments and a decrease in cost basis due to a realized loss on a private loan portfolio investment resulted in a net decrease of $5.5 million in the total cost basis of the private loan investment portfolio
•Completed $30.5 million in total lower middle market (“LMM”) portfolio investments, including investments of $16.6 million in two new LMM portfolio companies, which after aggregate repayments of
LMM portfolio debt investments and a decrease in cost basis due to a realized loss on a LMM portfolio investment resulted in a net increase of $16.4 million in the total cost basis of the LMM investment portfolio
•Net decrease of $7.5 million in the total cost basis of the middle market investment portfolio
•Kroll Bond Rating Agency, LLC (“KBRA”) reaffirmed the Fund’s investment grade issuer and senior unsecured debt rating of BBB- with a stable outlook
•Further enhanced the Fund’s capital structure and liquidity position by amending the Fund’s Corporate
Facility (as defined in the Liquidity and Capital Resources section below), which provided extensions of the revolving period to November 2028 and the final maturity date to May 2029 and decreased the interest rate for outstanding borrowings to, subject to the Company’s election, on a per annum basis, a rate equal to (i)
SOFR plus 2.05% (from 2.50%) or (ii) the base rate plus 1.05% (from 1.40%)
Full Year 2024 Highlights(1)
•Net investment income of $57.3 million (or $1.43 per share)
•Total investment income of $134.8 million
•Net increase in net assets resulting from operations of $56.6 million (or $1.41 per share)
•Return on equity(2) of 9.1%
•Net asset value of $15.53 per share as of December 31, 2024, representing a decrease of $0.01 per share, or
0.1%, compared to $15.54 per share as of December 31, 2023
•Paid regular quarterly dividends totaling $1.44 per share, representing a 5.1% increase from prior year
•Completed $241.8 million in total private loan portfolio investments, which after aggregate repayments of private loan portfolio debt investments, return of invested equity capital from several private loan portfolio equity investments and a decrease in cost basis due to realized losses on several private loan portfolio investments resulted in a net increase of $102.1 million in the total cost basis of the private loan investment portfolio
•Completed $80.7 million in total LMM portfolio investments, including investments totaling $44.5 million in seven new LMM portfolio companies, which after aggregate repayments of LMM portfolio debt investments, return of invested equity capital from several LMM portfolio equity investments and a decrease in cost basis due to a realized loss on a LMM portfolio investment resulted in a net increase of $40.7 million in the total cost basis of the LMM investment portfolio
•Net decrease of $51.5 million in the total cost basis of the middle market investment portfolio
In commenting on the Company’s operating results for the fourth quarter and full year of 2024, Dwayne L.
Hyzak, MSC Income’s Chief Executive Officer, stated, “We are pleased with the Fund’s performance in the fourth quarter and the full year, which closed another good year for MSC Income Fund in its final full year as an unlisted entity. We believe that the fourth quarter and full year performance provide visibility to significant opportunities in the future after the completion of the Fund’s successful listing on the New York Stock
Exchange and the related equity offering in January 2025, activities which provide the Fund the increased current liquidity and a clear path to additional debt capacity necessary to achieve significant growth in 2025 and
2026 and the potential for increased net investment income.”
Fourth Quarter 2024 Operating Results(1)
The following table provides a summary of the Fund’s operating results for the fourth quarter of 2024:

	Three Months Ended December 31,
	2024	2023	Change ($)	Change (%)
	(dollars in thousands, except per share amounts)
Interest income	$29,662	$30,186	$(524)	(2)%
Dividend income	2,731	3,393	(662)	(20)%
Fee income	1,062	1,182	(120)	(10)%
Total investment income	$33,455	$34,761	$(1,306)	(4)%

Net investment income	$14,227	$15,042	$(815)	(5)%
Net investment income per share	$0.35	$0.37	$(0.02)	(5)%

Net increase in net assets resulting from operations	$20,462	$21,342	$(880)	(4)%
Net increase in net assets resulting from operations per share	$0.51	$0.53	$(0.02)	(4)%

The $1.3 million decrease in total investment income in the fourth quarter of 2024 from the comparable period of the prior year was principally attributable to (i) a $0.7 million decrease in dividend income, primarily due to a decrease in dividend income from the Fund’s other portfolio investments and (ii) a $0.5 million decrease in interest income, primarily due to an increase in investments on non-accrual status and a decrease in interest rates on floating rate investment portfolio debt investments primarily resulting from decreases in benchmark index rates, partially offset by higher average levels of income producing investment portfolio debt investments.
The $1.3 million decrease in total investment income in the fourth quarter of 2024 includes the impact of a net decrease of $0.5 million in certain income considered less consistent or non-recurring, primarily related to (i) a
$0.4 million decrease in such interest income from accelerated prepayment, repricing and other activity related to certain investment portfolio debt investments and (ii) a $0.1 million decrease in such fee income when compared to the same period in 2023.
Total expenses, net of waivers, decreased by $0.5 million, or 2.5%, to $19.2 million in the fourth quarter of
2024 from $19.7 million for the same period in 2023. This decrease was principally attributable to (i) a $0.5 million decrease in incentive fees and (ii) a $0.3 million decrease in interest expense, partially offset by a $0.3 million increase in base management fees. The decrease in incentive fees is due to the decreased pre-incentive fee net investment income resulting from the less favorable operating results for the quarter compared to the corresponding period of the prior year. The decrease in interest expense is primarily related to decreased weighted-average interest rates on the Fund’s Credit Facilities (as defined in the Liquidity and Capital
Resources section below) based upon the decreases in benchmark index rates for these floating rate debt obligations, partially offset by higher weighted-average outstanding borrowings used to fund the growth in the
Fund’s investment portfolio. The increase in base management fees was due to an increase in average total assets in the current year.
The Fund’s ratio of total non-interest operating expenses, excluding incentive fees, as a percentage of quarterly average total assets, or the Operating Expenses to Assets Ratio, was 2.1% and 2.2% for the fourth quarter of
2024 and 2023, respectively, on an annualized basis.
The $0.8 million decrease in net investment income in the fourth quarter of 2024 from the comparable period of the prior year was principally attributable to the decrease in total investment income, partially offset by decreased expenses, each as discussed above. Net investment income decreased by $0.02 per share for the fourth quarter of 2024 as compared to the fourth quarter of 2023, to $0.35 per share. Net investment income on a per share basis in the fourth quarter of 2024 included a net decrease of $0.01 per share resulting from a decrease in investment income considered less consistent or non-recurring in nature compared to the fourth quarter of 2023, as discussed above.
The $20.5 million net increase in net assets resulting from operations in the fourth quarter of 2024 represents a
$0.9 million decrease from the fourth quarter of 2023. This decrease was primarily the result of (i) a $6.7 million decrease in net unrealized appreciation from portfolio investments (including the impact of accounting reversals relating to realized gains/income (losses)) and (ii) a $0.8 million decrease in net investment income, partially offset by (i) a $5.6 million increase in income tax benefit and (ii) a $1.0 million improvement in net realized loss from investments resulting from a net realized loss of $8.0 million in the fourth quarter of 2024 compared to a net realized loss of $9.0 million in the fourth quarter of 2023. The $8.0 million net realized loss from investments for the fourth quarter of 2024 was primarily the result of (i) a $5.0 million realized loss on the restructure of investments in a private loan portfolio company, (ii) a $3.6 million realized loss on the full exit of investments in a LMM portfolio company and (iii) a $0.5 million realized loss on the full exit of a middle market portfolio investment.

The following table provides a summary of the total net unrealized appreciation of $9.2 million for the fourth quarter of 2024:

	Three Months Ended December 31, 2024
	Private Loan	LMM (a)	Middle Market	Other	Total
	(dollars in millions)
Accounting reversals of net unrealized (appreciation) depreciation recognized in prior periods due to net realized (gains / income) losses recognized during the current period	$4.5	$3.3	$0.5	$(0.1)	$8.2
Net unrealized appreciation (depreciation) relating to portfolio investments	(3.5)	5.3	(0.4)	(0.4)	1.0
Total net unrealized appreciation (depreciation) relating to portfolio investments	$1.0	$8.6	$0.1	$(0.5)	$9.2
(a)Includes unrealized appreciation on 30 LMM portfolio investments and unrealized depreciation on 13 LMM portfolio investments.
Liquidity and Capital Resources
As of December 31, 2024, the Fund had aggregate liquidity of $77.7 million, including (i) $28.4 million in cash and cash equivalents and (ii) $49.3 million of aggregate unused capacity under the Fund’s corporate revolving credit facility (the “Corporate Facility”) and the Fund’s special purpose vehicle revolving credit facility (the
“SPV Facility” and, together with the Corporate Facility, the “Credit Facilities”), which are maintained to support the Fund’s investment and operating activities.
Several details regarding the Fund’s capital structure as of December 31, 2024 are as follows:
•The SPV Facility included $300 million in total commitments plus an accordion feature that allows the Fund to request an increase in the total commitments under the facility to up to $450 million.
•$266.7 million in outstanding borrowings under the SPV Facility, with an interest rate of 7.3% based on
SOFR effective for the contractual reset date of January 1, 2025.
•The Corporate Facility included $165 million in total commitments from a diversified group of six lenders plus an accordion feature that allows the Fund to request an increase in the total commitments under the facility to up to $200 million.
•$149.0 million in outstanding borrowings under the Corporate Facility, with an interest rate of 6.4% based on SOFR effective for the contractual reset date of January 1, 2025.
•$150 million of notes outstanding that bear interest at a rate of 4.04% per year (the “Series A Notes”). The
Series A Notes mature on October 30, 2026.
•The Fund’s investment grade rating from KBRA was reaffirmed in the fourth quarter with a rating of BBB-
with a stable outlook.
•The Fund’s net asset value totaled $624.9 million, or $15.53 per share.
In January 2025, the Fund listed its shares of common stock on the New York Stock Exchange (the “NYSE”)
and completed a follow-on equity offering which generated net proceeds of approximately $91 million in connection therewith (see additional details in the Recent Developments section below), providing the Fund a significant increase in liquidity and expanding the Fund’s ability to utilize additional leverage under its existing regulatory asset coverage requirements, which effectively limit the Fund’s total debt capacity to an amount equal to the Fund’s net asset value.
On January 29, 2025, the Fund’s Board of Directors unanimously approved the application of modified regulatory asset coverage requirements, which will effectively increase the Fund’s total leverage capacity to an amount equal to two times the Fund’s current total leverage capacity on January 29, 2026.

In February 2025, the Fund entered into an amendment to the Corporate Facility that increased the total commitments under the Corporate Facility from $165.0 million to $245.0 million and increased the accordion feature of the Corporate Facility, which provides the Fund the right to request increases in commitments under the Corporate Facility on the same terms and conditions as the existing commitments, to up to a total of $300.0 million.
Investment Portfolio Information as of December 31, 2024(3)
The following table provides a summary of the investments in the Fund’s private loan portfolio, LMM portfolio and middle market portfolio as of December 31, 2024:

	As of As of December 31, 2024
	Private Loan	LMM (a)	Middle Market
	(dollars in millions)
Number of portfolio companies	84	57	10
Fair value	$677.9	$436.1	$39.4
Cost	$697.5	$357.1	$66.3
Debt investments as a % of portfolio (at cost)	93.9%	67.8%	87.8%
Equity investments as a % of portfolio (at cost)	6.1%	32.2%	12.2%
% of debt investments at cost secured by first priority lien	99.9%	99.9%	99.9%
Weighted-average annual effective yield (b)	12.0%	13.0%	14.1%
Average EBITDA (c)	$28.6	$10.8	$38.2
(a)The Fund had equity ownership in all of its LMM portfolio companies, and the Fund’s average fully diluted equity ownership in those portfolio companies was 9%.
(b)The weighted-average annual effective yields were computed using the effective interest rates for all debt investments as of December 31, 2024, including amortization of deferred debt origination fees and accretion of original issue discount but excluding fees payable upon repayment of the debt instruments and any debt investments on non-accrual status and are weighted based upon the principal amount of each applicable debt investment as of December 31, 2024.
(c)The average EBITDA is calculated using a weighted-average for the private loan and middle market portfolios and a simple average for the LMM portfolio. These calculations exclude certain portfolio companies, including two private loan portfolio companies, three LMM portfolio companies and one middle market portfolio company, as EBITDA is not a meaningful valuation metric for the Fund’s investments in these portfolio companies, and those portfolio companies whose primary purpose is to own real estate and those portfolio companies whose primary operations have ceased and only residual value remains.
The Fund’s total investment portfolio at fair value consists of approximately 58% private loan, 37% LMM, 3%
middle market and 2% other portfolio investments.
The fair value of the Fund’s LMM portfolio company equity investments was 179% of the cost of such equity investments, and the Fund’s LMM portfolio companies had a median net senior debt (senior interest-bearing debt through the Fund’s debt position less cash and cash equivalents) to EBITDA (Earnings Before Interest,
Taxes, Depreciation and Amortization) ratio of 2.9 to 1.0 and a median total EBITDA to senior interest expense ratio of 2.6 to 1.0. Including all debt that is junior in priority to the Fund’s debt position, these median ratios were 2.9 to 1.0 and 2.5 to 1.0, respectively.(3)(4)
As of December 31, 2024, the Fund’s investment portfolio also included other portfolio investments in six entities, spread across four investment managers, collectively totaling $24.1 million in fair value and $17.9 million in cost basis, which comprised 2.0% and 1.6% of the Fund’s investment portfolio at fair value and cost, respectively.

As of December 31, 2024, non-accrual investments comprised 1.5% of the total investment portfolio at fair value and 5.6% at cost, and the Fund’s total portfolio investments at fair value were 103% of the related cost basis.
Recent Developments
On January 28, 2025, MSC Income priced its public offering of 5,500,000 shares of its common stock at the public offering price of $15.53 per share. MSC Income’s shares of common stock began trading on the NYSE on January 29, 2025 under the ticker symbol “MSIF.” In addition, the underwriters fully exercised their overallotment option to purchase 825,000 additional shares. Including the exercise of the underwriters’
overallotment option, MSC Income sold a total of 6,325,000 shares in the offering for approximately $91 million in net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses payable by MSC Income.
As previously approved by the Company’s shareholders, in conjunction with the listing of the Company’s common stock on the NYSE, on January 29, 2025, the Company entered into an Amended and Restated
Investment Advisory and Administrative Services Agreement with its investment adviser and administrator,
MSC Adviser I, LLC, to, among other things, (i) reduce the annual base management fees payable by the
Company to 1.5% of its average total assets (with additional future contractual reductions based upon changes to the Company’s investment portfolio composition), (ii) reduce to 17.5% the subordinated incentive fee on income payable by the Company, subject to a 50% / 50% catch-up feature, (iii) reduce to 17.5% and reset the incentive fee on cumulative net realized capital gains payable by the Company and (iv) establish a cap on the amount of expenses payable by the Company relating to certain internal administrative services, which varies based on the value of the Company’s total assets.
In conjunction with the completion of the public offering of its common stock, the Company entered into a share repurchase plan, under which the Company may repurchase up to $65.0 million of shares of its common stock for a twelve-month period beginning in March 2025, at times when the market price per share of the common stock is trading below the most recently reported net asset value per share of the common stock by certain pre-determined levels.
Fourth Quarter and Full Year 2024 Financial Results Conference Call / Webcast
MSC Income has scheduled a conference call for Thursday, March 20, 2025 at 10:00 a.m. Eastern Time to
discuss the fourth quarter and full year 2024 financial results.
You may access the conference call by dialing 412-902-0030 at least 10 minutes prior to the start time. The conference call can also be accessed via a simultaneous webcast by logging into the investor relations section of the Company’s website at https://www.mscincomefund.com.
A telephonic replay of the conference call will be available through Thursday, March 27, 2025 and may be accessed by dialing 201-612-7415 and using the passcode 13751747#. An audio archive of the conference call will also be available on the investor relations section of the Company’s website at https://
www.mscincomefund.com shortly after the call and will be accessible until the date of MSC Income’s earnings release for the next quarter.
For a more detailed discussion of the financial and other information included in this press release, please refer to the MSC Income Annual Report on Form 10-K for the fiscal year ended December 31, 2024 to be filed with the U.S. Securities and Exchange Commission (www.sec.gov) and MSC Income’s Fourth Quarter 2024 Investor
Presentation to be posted on the investor relations section of the MSC Income website at https://
www.mscincomefund.com.

ABOUT MSC INCOME FUND, INC.
The Company (www.mscincomefund.com) is a principal investment firm that primarily provides debt capital to private companies owned by or in the process of being acquired by a private equity fund. The Company’s portfolio investments are typically made to support leveraged buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. The Company seeks to partner with private equity fund sponsors and primarily invests in secured debt investments within its private loan investment strategy. The Company also maintains a portfolio of customized long-term debt and equity investments in lower middle market companies, and through those investments, the Company has partnered with entrepreneurs, business owners and management teams in co-investments with Main Street Capital
Corporation (NYSE: MAIN) (“Main Street”) utilizing the customized “one-stop” debt and equity financing solution provided in Main Street’s lower middle market investment strategy. The Company’s private loan portfolio companies generally have annual revenues between $25 million and $500 million. The Company’s lower middle market portfolio companies generally have annual revenues between $10 million and $150 million.
ABOUT MSC ADVISER I, LLC
MSC Adviser I, LLC (“MSCA”) is a wholly-owned subsidiary of Main Street that is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. MSCA serves as the investment adviser and administrator of the Company in addition to several other advisory clients.
FORWARD-LOOKING STATEMENTS
MSC Income cautions that statements in this press release which are forward‑looking and provide other than historical information, including but not limited to MSC Income’s ability to successfully source and execute on new portfolio investments and deliver future financial performance and results, are based on current conditions and information available to MSC Income as of the date hereof and include statements regarding MSC
Income’s goals, beliefs, strategies and future operating results and cash flows. Although its management believes that the expectations reflected in those forward‑looking statements are reasonable, MSC Income can give no assurance that those expectations will prove to be correct. Those forward-looking statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: MSC Income’s continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which MSC Income’s portfolio companies operate; the impacts of macroeconomic factors on MSC Income and its portfolio companies’ business and operations, liquidity and access to capital, and on the U.S. and global economies, including impacts related to pandemics and other public health crises, risk of recession, inflation, supply chain constraints or disruptions and changes in market index interest rates; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact MSC Income’s operations or the operations of its portfolio companies; the operating and financial performance of MSC Income’s portfolio companies and their access to capital; retention of key investment personnel by MSCA; competitive factors; and such other factors described under the captions
“Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors” included in MSC
Income’s filings with the U.S. Securities and Exchange Commission (www.sec.gov). MSC Income undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

MSC INCOME FUND, INC.
Consolidated Statements of Operations
(in thousands, except shares and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
INVESTMENT INCOME:
Interest, fee and dividend income:
Control investments	$799	$780	$3,441	$3,101
Affiliate investments	8,331	7,565	31,222	29,805
Non‑Control/Non‑Affiliate investments	24,325	26,416	100,165	98,480
Total investment income	33,455	34,761	134,828	131,386
EXPENSES:
Interest	(9,565)	(9,859)	(39,035)	(36,458)
Base management fees	(5,377)	(5,067)	(20,922)	(19,828)
Incentive fees	(3,131)	(3,678)	(12,494)	(12,569)
Internal administrative services expenses	(2,935)	(2,163)	(10,089)	(8,916)
General and administrative	(992)	(963)	(4,416)	(4,254)
Total expenses before expense waivers	(22,000)	(21,730)	(86,956)	(82,025)
Waiver of internal administrative services expenses	2,772	2,011	9,450	8,308
Total expenses, net of expense waivers	(19,228)	(19,719)	(77,506)	(73,717)
NET INVESTMENT INCOME	14,227	15,042	57,322	57,669
NET REALIZED GAIN (LOSS):
Control investments	90	—	147	2,223
Affiliate investments	(3,560)	—	(3,560)	(7,188)
Non‑Control/Non‑Affiliate investments	(4,556)	(9,024)	19,189	(29,045)
Total net realized gain (loss)	(8,026)	(9,024)	15,776	(34,010)
NET UNREALIZED APPRECIATION (DEPRECIATION):
Control investments	202	144	4,833	(1,289)
Affiliate investments	6,625	2,648	7,791	25,116
Non‑Control/Non‑Affiliate investments	2,390	13,112	(28,063)	22,492
Total net unrealized appreciation (depreciation)	9,217	15,904	(15,439)	46,319
INCOME TAXES:
Federal and state income, excise and other taxes	(2,464)	82	(4,989)	(872)
Deferred taxes	7,508	(662)	3,883	(2,897)
Total income tax benefit (provision)	5,044	(580)	(1,106)	(3,769)
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$20,462	$21,342	$56,553	$66,209
NET INVESTMENT INCOME PER SHARE—BASIC AND DILUTED (1)	$0.35	$0.37	$1.43	$1.44
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE—BASIC AND DILUTED (1)	$0.51	$0.53	$1.41	$1.65
WEIGHTED-AVERAGE SHARES OUTSTANDING—BASIC AND DILUTED (1)	40,232,637	40,168,690	40,174,311	40,134,501

MSC INCOME FUND, INC.
Consolidated Balance Sheets
(in thousands, except per share amounts)

	December 31, 2024	December 31, 2023
ASSETS
Investments at fair value:
Control investments	$69,878	$53,644
Affiliate investments	351,360	291,279
Non‑Control/Non‑Affiliate investments	756,269	747,972
Total investments	1,177,507	1,092,895
Cash and cash equivalents	28,375	30,786
Interest and dividend receivable	11,925	10,541
Receivable for securities sold	141	171
Deferred financing costs	1,985	3,416
Prepaids and other assets	4,113	2,091
Deferred tax asset, net	625	—
Total assets	$1,224,671	$1,139,900
LIABILITIES
Credit Facilities	$415,688	$335,688
Series A Notes due 2026 (par: $150,000 as of both December 31, 2024 and 2023)	149,453	149,155
Accounts payable and other liabilities	4,723	255
Payable for securities purchased	—	206
Interest payable	6,909	6,266
Dividend payable	14,487	14,019
Management and incentive fees payable	8,508	8,745
Deferred tax liability, net	—	3,259
Total liabilities	599,768	517,593
NET ASSETS
Common stock	40	40
Additional paid‑in capital	689,580	686,176
Total overdistributed earnings	(64,717)	(63,909)
Total net assets	624,903	622,307
Total liabilities and net assets	$1,224,671	$1,139,900
NET ASSET VALUE PER SHARE (1)	$15.53	$15.54

MSC INCOME FUND, INC.
Endnotes
(1) All prior quarter and prior year per share amounts have been retrospectively adjusted for a 2-for-1 reverse stock split completed by the Company, effective as of December 16, 2024.
(2) Return on equity equals the net increase in net assets resulting from operations divided by the average quarterly total net assets.
(3) Portfolio company financial information has not been independently verified by MSC Income.
(4) These credit statistics exclude portfolio companies on non-accrual status and portfolio companies for which
EBITDA is not a meaningful metric.